Exhibit 10.28

                           Joint Development Agreement

This Joint Development Agreement is made and entered into on August 31, 2001 in Linze County, Gansu Province by and between:

Party A: Corn Research Institution of Li County in Hebei Province
Address:
Legal Representative:

Party B: Linze Origin Seed Technology Development Limited
Address: Bayi Rd, Linze County, Gansu Province
Legal representative: He Chengquan

For the purpose of accelerating the development and application of new variety of corn, and through equal and friendly negotiation, the parties agreed as follows:

                             Article One the Purpose

The parties shall jointly develop the Liyu No. 8, Li No. 168, Liyu No. 15(1999),Li No. 9918,etc. new variety of corn which selected and grown by Party A.

                             Article Two the Method

2.1 Party A shall provide parent seeds and other relevant technical materials of Liyu No. 8, Li No. 168, Liyu No. 15(1999),Li No. 9918,etc., and be responsible to review and further improvement.

2.2 Party A shall be responsible to the training and instruction to the seed production personnel from Party B.

                             Article Three Ownership

3.1 The possession of application right of variety and variety right is owned by Party A, and Party A shall not transfer aforesaid rights to any Entities or persons other than Party B.

3.2 Provided that Party is terminated due to dissolution or other causes, the jointly developed application right of variety and variety right shall be transferred to Party B automatically without any costs, only if Party B shall not infract the right of authorship of breeder and other rights incidental to individuals.
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                    Article Four Responsibilities of Party A

4.1 Party A licenses Party B to have the exclusive use right of listed four varieties. Without Party B's written consent, Party A shall not license the right to any other party.

4.2 Party A shall not solely produce the jointly developed corn hybridized seed:
Part A shall follow the common sales policy of Party B.

4.3 Provided that the hybridized seed jointly developed by both parties obtains the new variety right of plant, Party A shall be responsible for the payment of annual fee in accordance with the China's policies, to prevent the earlier termination of the protection term of new variety right.

                    Article Five Responsibilities of Party B

5.1 Party B shall be responsible for the (2)1/4uademonstration and promotion.

5.2 Party B shall be responsible for the market investigation, planning, and shall decide and organize the implement of produce, processing, and sales etc. of the parent propagation and hybridized seed.

                       Article Six Common Responsibilities

6.1 Both Parties shall neither carry out any corporation or transfer with any third party nor help any third party on the usage of all jointly developed variety.

6.2 Both Parties shall strictly keep the all jointly developed parental seeds, relevant technical materials and its business confidential.

6.3 Both Parties hereby guarantee that the persons who execute this agreement are the legal representatives or the authorized representatives of both Parties, and they have authority to execute this agreement on behalf of both Parties.

6.4 Within the term of this agreement, provided that both Parties find any fake commodities of their products or other conduct which infract their right, they have the obligation to notify each other and actively take action to prevent such infraction.
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                               Article Seven Costs

The costs shall be counted of 0.4 RMB for each Kilogram of hybridized seed produced by Party B from Year 2001. The aforesaid settlement shall be made after the annual hybridized seed distribution season (at the end of June of next producing year). It shall be partially made properly ahead of schedule (at the end of March of next producing year) if Party A's financing operation is acceptable. Party B shall notify Party A in respect of the material quantity of production and distribution, while Party A shall keep such information confidential.

                              Article Eight Remedy

Provided that other individuals will produce or distribute any hybridized seed during and after the procedure of application of such variety right (included but not limitied the term from the date issuing notice of preliminary review till the date authorizing variety right), Party A shall transfer the right of recovery in writing to Party B, and grant Party B to recover the damages on its own. The proceeds from recovery shall be equally obtained by both Parties after deducting necessary costs incurred to Party.

                       Article Nine Breach and Liabilities

Any default of any term of this agreement shall be a breach. Breaching Party shall be liable for actual economic loss that the other Party incurs and shall compensate the other Party for such loss.

                              Article Ten Amendment

Any amendment or supplement to this agreement shall be made in writing and shall be an integral part of this agreement.

              Article Eleven Governing Law and Dispute Resolution

11.1 This Agreement shall be governed and protected by laws of the People's Republic of China.

11.2 The Parties shall strive to settle any dispute arising out of or in connection with this effectiveness, interpretation or performance of this Agreement through friendly consultations. If no settlement can be reached through consultations within sixty (60) days after one Party notice such dispute to the other, such dispute shall settled by the court with jurisdiction. Unless otherwise determined by the court, the litigation cost shall be borne by the losing Party.

                 Article Twelve Effectiveness and Miscellaneous

12.1 This agreement shall become effective upon its execution and seal by both Parties.
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12.2 This agreement in written in two originals and each Party shall keep one originals. Each original shall have the same legal validity and effect.

12.3 Either Party shall obtain a written content from the other Party to terminate this Agreement.

12.4 Any other matters shall be revolved by the Parties through consultation.

12.5 This Agreement shall be formally executed on the date written on the first page in Linzi County, Gansu Province.

Party A: Corn Research Institution of Li County in Hebei Province
Legal Representative: Zhao Jinlin

Party B: Linze Origin Seed Technology Development Limited
Legal representative: He Chengquan